EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147806, 333-139608 and 333-127423 on Form S-8 of our report dated June 30, 2008 relating to the consolidated financial statements of China Technology Development Group Corporation and subsidiaries (the “Company”) as of December 31, 2007 and for the year then ended and the retrospective adjustments to the Company’s 2005 consolidated financial statements (which were audited by other auditors whose report, dated September 19, 2006, expressed an unqualified opinion on those statements), for the operations discontinued in 2007 and 2006 as discussed in Note 6(b) to the consolidated financial statements (our report expresses an unqualified opinion and includes an explanatory paragraph relating to the convenience translation of Renminbi amounts into United States dollar amounts as discussed in Note 2 to the consolidated financial statements), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2007.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shenzhen, China
June 30, 2008